SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 23, 2010
NYTEX ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	53915	84-1080045
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)
12222 Merit Drive, Suite 1850
Dallas, Texas 75251
(Address of principal executive office)
Issuer’s telephone number: 972-770-4700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Purchase Agreement
On November 23, 2010, under the terms of a Membership Interests Purchase Agreement (the “Purchase Agreement”) dated effective as of November 23, 2010, by and among NYTEX Energy Holdings, Inc. (the “Company”), Francis Oaks, L.L.C., a Louisiana limited liability company (“Oaks”), Francis Drilling Fluids, Ltd., a Louisiana business corporation (“FDF” and together with Oaks, the “Francis Group”) and the holders of all of the membership interests of Oaks (“Sellers”), our wholly-owned subsidiary, NYTEX FDF Acquisition, Inc., a Delaware corporation (“Acquisition Inc.”), acquired 100% of the membership interest of Oaks (the “FDF Transaction”). Oaks is the owner of all of the issued and outstanding shares of common stock of FDF. FDF is a full-service provider of drilling, completion, and specialized fluids, dry drilling and completion products, technical services, industrial cleaning services and equipment rental for the oil & gas industry. Headquartered in Crowley, Louisiana, FDF operates out of 20 locations in Texas, Oklahoma, Wyoming, North Dakota, including three coastal Louisiana facilities which provide services on land and off-shore Gulf of Mexico. FDF’s suite of fluid products includes water based, oil based and synthetic liquid drilling mud, oil based and hematite products, viscosifiers, fluid conditioners, as well as lubricants, detergents, defoamers and completion fluids. FDF’s completion fluids include calcium, sodium, zinc bromide, salt water, calcium chloride and potassium chloride. FDF’s dry products include frac sand, proppants, cement and fly ash and sack drilling mud. As part of its total solution, FDF offers transportation, technical and support services, environmental support services and industrial cleaning of drilling rigs, tanks, vessels and barges and offers rental equipment in the form of tanks, liquid mud barges, mud pumps, etc. FDF is a distributor, warehouser and transloader of frac sand, proppants and liquid drilling mud authorized to distribute in 39 states. The customers include exploration and production companies, oilfield and drilling service companies and frac sand and proppant manufacturers and international brokerage companies of proppants.
As consideration for the acquisition of the Francis Group we paid $52,677,466 consisting of (i) $21,500,000 in cash, (ii) 5,407,339 shares of the Company’s common stock, $.001 par value (“Common Stock”), valued at $2.00 per share, equaling $10,814,678 at closing, (iii) a Promissory Note payable to Diana Istre Francis in the original principal amount of $750,000 (the “Seller Note”) and (iv) the payoff of $19,612,788 in Francis Group’s debt.
The Purchase Agreement provides for a post-closing adjustment to the purchase price based on changes in FDF’s working capital from August 31, 2010 to the date of Closing. This adjustment is expected to be completed by January 23, 2011.
The Purchase Agreement contains customary post-closing covenants and indemnification rights and obligations.
The foregoing description does not purport to be a complete description of the transactions described therein, and is qualified in its entirety by the information set forth in the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Other Agreements Entered Into Contemplated by the Purchase Agreement for the FDF Transaction
1. Escrow Agreement
In connection with the FDF Transaction, Acquisition Inc. entered into an Escrow Agreement (“Escrow Agreement”), pursuant to which each of (i) $1,800,000 of the cash purchase price payable to the Sellers, (ii) the Seller Note and (iii) 625,000 shares of Common Stock issued to Michael G. Francis was deposited into an escrow account and is being held to reimburse us for any amount by which the Purchase Price is decreased due to closing working capital adjustment and to satisfy any indemnification claims we successfully assert against the Sellers for breaches of representations, warranties or covenants or certain pre-closing liabilities. Up to 250,000 of the shares of Common Stock issued to Michael G. Francis and deposited into escrow will be released from escrow 9 months from the FDF Transaction closing depending on the amount of claims we have asserted at that time. Additionally, to the extent the escrow funds are not claimed by us by the 18 month anniversary of the FDF Transaction closing, all remaining escrow funds and property will be distributed to the Sellers at that time.
2. Employment Agreement with Michael G. Francis
In connection with the FDF Transaction, FDF entered into an Employment, Non-Competition and Non-Solicitation Agreement with Michael G. Francis of even date with the Purchase Agreement (“Michael G. Francis Employment Agreement”). Michael G. Francis will continue to serve as President and Chief Executive Officer of FDF. The term of his employment is five (5) years from the date of the Michael G. Francis Employment Agreement unless otherwise terminated earlier as set forth therein. Additionally, for two (2) years after his separation from the FDF, Michael G. Francis is prohibited from competing against the FDF business in the region where it operates. The Michael G. Francis Employment Agreement also contains provision restricting Michael G. Francis from soliciting employees or customers of FDF and from disclosing certain confidential information of FDF.

3. Registration Rights Agreement with Diana I. Francis
In connection with the FDF Transaction, the Company and Diana I. Francis entered into a registration rights agreement (“Diana I. Francis Registration Rights Agreement”) regarding the shares of Common Stock she received as part of the Purchase Price (“Diana Francis Shares”). These rights include:
a)	The Company is required to file a registration statement, registering for resale the Diana Francis Shares upon a written request by Diana I. Francis (“Diana Francis Demand Registration Statement”); provided, however, that Ms. Francis may not request such filing until 30 days after the effectiveness of a registration statement concerning the Series A Preferred Stock (described below and hereinafter referred to as the “Initial Registration Statement”). The Company will use commercially reasonable efforts to cause the Registration Statement to be filed no later than 60 days after receipt of such notice; and

b)	Piggyback registration rights for any registration statement we might file following the Initial Registration Statement.
The foregoing description does not purport to be a complete description of the transactions described therein, and are qualified in their entirety by the information set forth in the Escrow Agreement, Michael G. Francis Employment Agreement and Diana I. Francis Registration Rights Agreement attached as Exhibits 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.
Other Agreements Entered Into in Connection with the FDF Transaction
1. Senior Facility
In connection with the FDF Transaction, Acquisition Inc. and the Francis Group, as co-borrowers, entered into that certain Revolving Credit, Term Loan and Security Agreement (the “Credit Agreement”) with the lenders from time to time party thereto and PNC Bank, a National Association, as Administrative Agent (“PNC”), providing for loans up to $24,000,000.00 (the “Senior Facility”). The Senior Facility consists of a term loan (the “Term Loan”) in the amount of up to $12,000,000 and a revolving loan (the “Revolving Loan”) in an amount of up to $12,000,000. The Term Loan bears interest at the rate of 3.75 basis points over LIBOR annually and is due and payable on the seventh year anniversary thereof. The Revolving Loan bears interest at the rate of 2.75 basis points over LIBOR annually. Advances under the Revolving Loan may not exceed 85% of FDF’s Receivables, as that term is defined in the Credit Agreement.
The Senior Facility is subject to financial covenants customary with loans of this size and in this industry, contains customary other covenants and events of default, and is secured by a first lien on (i) all of the assets of Acquisition Inc., including the membership interests in Oaks, (ii) all of the assets of Oaks, including all of the issued and outstanding shares of FDF’s capital stock and (iii) all of the assets of FDF. Customary fees were paid to PNC in connection with the Senior Facility.
The foregoing description does not purport to be a complete description of the transactions described therein, and is qualified in its entirety by the information set forth in the Credit Agreement attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

2. WayPoint Preferred Stock and Warrant Purchase Agreement
In order to finance the FDF Transaction, the Company and Acquisition Inc. entered into a Preferred Stock and Warrant Purchase Agreement (“WayPoint Purchase Agreement”) by and among the Company, Acquisition Inc. and WayPoint Nytex, LLC (“WayPoint”) effective November 23, 2010, whereby, in exchange for $20,000,000 cash from WayPoint (a) Acquisition Inc. issued to WayPoint 20,750 shares of Acquisition Inc.’s 14% Senior Series A Redeemable Preferred Stock, par value $0.001 per share (“Senior Series A Redeemable Preferred Stock”), and (b) the Company (i) issued to WayPoint (A) one share of the Company’s Series B Redeemable Preferred Stock, par value $0.001 per share (“Series B Redeemable Preferred Stock”), (B) a warrant to purchase up to 35% of the then outstanding shares of Common Stock of the Company (“Purchaser Warrant”) measured at the time of exercise of the Purchaser Warrant and (C) a warrant (“Control Warrant” and collectively with the Purchase Warrant, “WayPoint Warrants”) to purchase a sufficient number of shares of the Company’s Common Stock so that, measured at the time of exercise, the number of shares of Common Stock issued or issuable pursuant to the WayPoint Warrants represents 51% of the Company’s outstanding Common Stock on a fully-diluted basis, measured at the time of exercise of the Control Warrant, with such Control Warrant becoming exercisable only if certain Default Conditions are met, as defined below, and (ii) granted WayPoint certain registration rights (“WayPoint Transaction”).
     A. Company Rights and Obligations
In connection with the WayPoint Transaction, the Company authorized the creation of a new class of Series B Redeemable Preferred Stock, constituting of one authorized share and with the rights, preferences and obligations set forth in the Series B Redeemable Preferred Stock Certificate of Designation filed with the Secretary of State of the State of Delaware. The one authorized share of Series B Redeemable Preferred Stock was issued to WayPoint. The Series B Redeemable Preferred Stock provides the holder thereof the right to designate two members to the Board of Directors of the Company, and upon the occurrence of a Default (defined below), the holder may cause the Company to expand the number of directors of the Company’s Board, and elect such additional directors, so that the holder is able to designate a majority of the Company’s Board.
The Purchaser Warrant is exercisable until the tenth anniversary from the issuance thereof at an exercise price of $0.01 per share. The Purchaser Warrant provides anti-dilution protection so that the number of shares that may be purchased pursuant to the Purchase Warrant shall be equal to 35% of the then outstanding shares of Common Stock of the Company, as measured at the time of exercise.
The Control Warrant is exercisable at an exercise price of $0.01 per share, upon the earliest to occur of (i) the occurrence of a Default (defined below) that remains uncured for seventy-five days; provided, that payment to the holders of Senior Series A Redeemable Preferred Stock of all amounts owing to them as a result of a Default shall be considered a cure of a Default; (ii) the date on which a Change of Control (defined below) occurs, if Acquisition Inc. is not able to redeem all of the Senior Series A Redeemable Preferred Stock in accordance with its terms; (iii) seventy-five days after the date on which the third Default has occurred within a consecutive twelve-month period; and (iv) May 23, 2016, if Acquisition Inc. is not able to redeem all of the Senior Series A Redeemable Preferred Stock in accordance with its terms (the “Default Conditions”). The term “Default” includes 14 categories of events, which are listed in Section 11.1 of the WayPoint Purchase Agreement and which list includes, among other events, (i) the failure of Acquisition Inc. to timely make a redemption payment to holders of the Senior Series A Redeemable Preferred Stock, (ii) the failure of Acquisition Inc. to timely make a dividend payment to holders of the Senior Series A Redeemable Preferred Stock, (iii) the failure of the Company or Acquisition Inc. to perform covenants in the WayPoint Purchase Agreement, (iv) the failure of the Company to meet a fixed-charge coverage ratio, leverage ratio or minimum EBITDA test in the WayPoint Purchase Agreement; (v) the Company or any of its subsidiaries becomes in default on other indebtedness, individually or in the aggregate, in excess of $250,000; (v) the Company, Acquisition Inc. or any of the Francis Group entities becomes subject to bankruptcy or receivership proceedings, (vi) a judgment or judgments is entered against is entered against the Company, Acquisition Inc. or any of the Francis Group entities in excess of $1,000,000, and such judgment is not satisfied; (vii) the Company, Acquisition Inc. or any of the Francis Group entities breaches a representation or warranty in the WayPoint Purchase Agreement or the documents related thereto; (ix) a Change of Control occurs; and (x) certain liabilities in excess of $250,000 arise under ERISA. “Change of Control” means (i) a sale of shares of stock of the Company, Acquisition Inc. or any Francis Group entity, or a merger involving any of them, as a result of which holders of the voting capital stock of the applicable entity immediately prior to such transaction do not hold at least 50% of the voting power of the applicable entity or the resulting or surviving entity or the acquiring entity; (ii) a disposition of all or substantially all of the assets of the Company, Acquisition Inc. or any Francis Group entity; (iii) a voluntary or involuntary liquidation, dissolution or winding up of the Company, Acquisition Inc. or any Francis Group entity; (iv) either Michael K. Galvis or Michael G. Francis shall sell at least five percent (5%) of the Company’s equity held by him immediately prior to such sale; (v) Michael K. Galvis ceases to be the Chief Executive Officer of the Company and is not replaced by a candidate suitable to WayPoint within 30 days or any such replacement Chief Executive Officer ceases to be the Chief Executive Officer of the Company and is not replaced by a candidate suitable to WayPoint within 30 days; or (vi) Michael G. Francis ceases to be the Chief Executive Officer of FDF and is not replaced by a candidate suitable to WayPoint within 30 days or any such replacement Chief Executive Officer ceases to be the Chief Executive Officer of the FDF and is not replaced by a candidate suitable to WayPoint within 30 days.
Additionally, after November 23, 2011, WayPoint can require the Company to file a registration statement, registering for resale all shares of Common Stock issuable upon exercise of the WayPoint Warrants. WayPoint was also granted piggyback registration rights for any registration statement after the Initial Registration Statement and the Diana Francis Demand Registration Statement. If the Company is required to file a registration statement registering securities for resale by WayPoint and the registration statement is not timely filed, does not become effective within a certain time period, or ceases to be available for sales thereunder for certain time periods, then the Company must pay to all holders of registrable securities an amount in cash equal to one percent (1%) of the value of such holders registrable securities on the date of such event and each monthly anniversary thereof until cured, subject to a cap of ten percent (10%) of the value of such holder’s registrable securities.
     B. Acquisition Inc.’s Rights and Obligations
The holder of Senior Series A Redeemable Preferred Stock is entitled to receive dividends from Acquisition Inc. at a rate equal to 14% of an original stated amount of $1,000 per share of Senior Series A Redeemable Preferred Stock (“Stated Amount”), with such dividends payable quarterly. Dividends are payable out of any assets legally available therefor prior and in preference to any declaration or payment of any dividend to the holders of Common Stock of Acquisition Inc. Such dividends shall accrue from the date of issuance of the Senior Series A Redeemable Preferred Stock and shall accrue day to day, whether or not declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current annual dividend period shall not have been paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock.
Acquisition Inc. has the right to redeem the Senior Series A Redeemable Preferred Stock after the third anniversary of issuance thereof at a redemption price equal to 104% of the Stated Amount, and at a redemption price equal to 103% of the Stated Amount 48 months after the date of issuance thereof to May 23, 2016, together, in either case, with all dividends, declared and unpaid thereon through the redemption date.
After the earliest to occur of (a) a Change of Control, (b) an occurrence of a Default that remains uncured for seventy-five days; provided, however, that payment to the holders of the Senior Series A Redeemable Preferred Stock of all amounts owing to them as a result of a Default shall be considered a cure of a

Default, and (c) May 23, 2016, Acquisition Inc. is required to redeem the Senior Series A Redeemable Preferred Stock at 100% of the Stated Amount, together with all accrued and unpaid dividends thereon as of the redemption date.
The foregoing description does not purport to be a complete description of the transactions described therein, and is qualified in its entirety by the information set forth in the WayPoint Purchase Agreement, the WayPoint Warrants, the WayPoint Registration Rights Agreement, the Senior Series A Redeemable Preferred Stock Certificate of Designation and Series B Redeemable Preferred Stock Certificate of Designation attached as Exhibits 10.6, 10.7, 10.8, 10.9 and 10.10, respectively, to this Current Report of Form 8-K and incorporated herein by reference.
3. Private Placement of Series A Preferred Stock
     A. Private Placement
On November 23, 2010, the Company concluded an interim closing of the private placement of units for an aggregate purchase price of $5,330,000 (the “Offering”), with each unit priced at $100,000 (each, a “Unit” and, collectively, the “Units”) and consisting of (i) 100,000 shares of the Company’s Series A Preferred Stock, $0.001 par value (the “Series A Preferred Stock”), and (ii) a warrant (each a “Warrant” and collectively, the “Warrants”) to purchase 30,000 shares (each, a “Warrant Share” and collectively, the “Warrant Shares”) of the Company’s Common Stock at an exercise price of $2.00 per share.
The holders of Series A Preferred Stock are entitled to payment of dividends from the Company of 9% of the purchase price per share of $1.00, with such dividends payable quarterly. Dividends are payable out of any assets legally available therefor prior and in preference to any declaration or payment of any dividend to the holders of Common Stock of the Company. Such dividends shall accrue from the date of issuance of the Series A Preferred Stock and shall accrue day to day, whether or not declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current annual dividend period shall not have been paid, the deficiency shall first be fully paid before any dividend or other distribution shall be paid on or declared and set apart for the Common Stock. Additionally, each holder of Series A Preferred has the right, at the option of the holder at any time, to convert shares of Series A Preferred into shares of Common Stock at an initial conversion ratio of one-to-one.
The Series A Preferred Stock matures at the end of 72 months from the date of issuance, at which time the Series A holders will sell their shares back to Company at face value.
The Warrants are exercisable for three years at an exercise price equal $2.00 per share. The Warrants provide for full ratchet price protection for a two year period, followed by weighted average price protection for the balance of the warrant term. The Warrants contain customary anti-dilution adjustments in the event of stock splits, stock dividends and other similar corporate events. The Warrants may also be exercised on a cashless-exercise basis by investors if a resale registration statement covering the shares underlying the Warrants has not been declared effective within six months after the final closing of this Offering.
The Company is required to file the Initial Registration Statement, registering for resale all shares of Common Stock issuable upon conversion of the Series A Preferred and issuable upon exercise of the Warrants. The Company will use commercially reasonable efforts to cause the Initial Registration Statement to be filed no later than 60 days after final closing and to become effective within 120 days of the final closing. In the event the Initial Registration Statement is not filed 60 days after the final closing, or is not effective within 120 days of the final closing, the Company shall pay to each holder of registrable securities an amount in cash equal to two percent (2%) of such holder’s investment amount on every thirty (30) day anniversary of such failure until such failure is cured, up to a maximum amount of twelve percent (12%) of each holder’s investment amount.

The Units were sold to accredited investors only under an exemption from registration requirements provided by Rule 506 of Regulation D under the Securities Act of 1933.
     B. Agreement with Placement Agent.
On October 8, 2010, we entered into a Placement Agent Agreement (“Placement Agent Agreement”) with a nationally recognized placement agent to be our exclusive agent to assist us in placing the Units (the “Placement Agent”) on a “reasonable efforts, all-or-none” basis with respect to the Minimum Amount (as defined in the PPM) and on a “reasonable efforts” basis with respect to amounts in excess of the Minimum Amount.
In exchange for the Placement Agent acting as the exclusive agent for the Offering, the Company agreed to pay to the Placement Agent at each closing a cash placement fee equal to (i) 10% of the aggregate gross proceeds from the sale of Units sold at each closing to investors introduced to the Company by the Placement Agent and (ii) 3.5% of the aggregate gross proceeds from the sale of Units sold at each closing to all other investors (the “Agent’s Fee”). As additional compensation under the Placement Agent Agreement, at each closing the Company will issue to the Placement Agent or its designees, for nominal consideration, warrants to purchase a number of shares of Series A Preferred Stock equal to 4% of the number of shares of Series A Preferred Stock sold in the Offering (the “Agent’s Warrants”), with an initial exercise price of $1.00 per share. The Agent’s Warrants provide the holder thereof with a cashless exercise right. The Agent’s Warrants are exercisable for a three year period from the date of issuance. Additionally, in the event that at least $3,000,000 of Units is sold in the Offering by the Placement Agent, the Placement Agent shall have the right to nominate one person to serve on the Board of Directors of the Company.
Section 2 – Financial Information
Item 2.01. Completion of Acquisition or Disposition of Assets
On November 23, 2010, we completed the FDF Transaction. The Francis Group owns and operates a drilling services company. FDF is a full-service provider of drilling, completion, and specialized fluids, dry drilling and completion products, technical services, industrial cleaning services and equipment rental for the oil & gas industry. Headquartered in Crowley, Louisiana, FDF operates out of 20 locations in Texas, Oklahoma, Wyoming, North Dakota, including three coastal Louisiana facilities which provide services on land and off-shore Gulf of Mexico. FDF’s suite of fluid products includes water based, oil based and synthetic liquid drilling mud, oil based and hematite products, viscosifiers, fluid conditioners, as well as lubricants, detergents, defoamers and completion fluids. FDF’s completion fluids include calcium, sodium, zinc bromide, salt water, calcium chloride and potassium chloride. FDF’s dry products include frac sand, proppants, cement and fly ash and sack drilling mud. As part of its total solution, FDF offers transportation, technical and support services, environmental support services and industrial cleaning of drilling rigs, tanks, vessels and barges and offers rental equipment in the form of tanks, liquid mud barges, mud pumps, etc. FDF is a distributor, warehouser and transloader of frac sand, proppants and liquid drilling mud authorized to distribute in 39 states. The customers include exploration and production companies, oilfield and drilling service companies and frac sand and proppant manufacturers and international brokerage companies of proppants.
The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the FDF Transaction are incorporated into this Item 2.01 by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the Senior Facility, the WayPoint Transaction and the Offering by the Company of the Units are incorporated into this Item 3.02 by reference.
Section 3 – Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities
The disclosures under Item 1.01 of this Current Report on Form 8-K relating to the FDF Transaction, the WayPoint Transaction and the Offering of the Units by the Company are incorporated into this Item 3.02 by reference.
Section 5 – Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Mr. Jonathan Rich has been appointed to the Company’s Board of Directors effective on November 23, 2010 pursuant to the terms of the Placement Agent Agreement. Prior to becoming a member of the Company’s Board, Mr. Rich served and continues to serve as Executive Vice President in charge of Investment Banking for National Securities. See disclosures in Item 1.01 of this Current Form 8-K relating to the Placement Agent Agreement, which disclosures are incorporated into this Item 5.02 by reference.
Messrs. Tom Drechsler and John Henry Moulton have been appointed to the Company’s Board of Directors effective on November 23, 2010 pursuant to the terms of the Series B Redeemable Preferred Stock. See the disclosures in Item 1.01 on this Current Form 8-K relating to the WayPoint Transaction, which disclosures are incorporated into this Item 5.02 by reference. In connection with Messrs. Drechsler and Moulton’s appointment to the Company’s Board of Directors, the Company has executed Indemnification Agreements providing customary indemnification to them and all other members of the Board in connection with their serving on the Company’s Board.
Mr. Michael G. Francis has been appointed as President and Chief Executive Officer of Francis Drilling Fluids, Ltd. effective November 23, 2010. Mr. Francis acted as Director, President and Chief Executive Officer of FDF prior to the FDF Transaction. Mr. Francis also acted as sole manager of Francis Oaks, L.L.C. See the disclosure in Item 1.01 of this Current Form 8-K relating to the Michael G. Francis Employment Agreement, which such disclosure is incorporated into this Item 5.02 by reference.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of businesses acquired.
The financial statements of Francis Oaks, L.L.C. and Francis Drilling Fluids, Ltd. required to be filed will be filed by amendment not later than 71 calendar days after the date of this report was required to be filed.
(b) Pro Forma financial information.

Pro form financial information that is required to be filed will be filed by amendment not later than 71 days after the date this report was required to be filed.
(c) Not applicable.
(d) Exhibits

Number	Description
10.1	Form of Purchase Agreement

10.2	Form of Escrow Agreement

10.3	Form of Michael G. Francis Employment Agreement

10.4	Form of Diana Francis Demand Registration Rights Agreement

10.5	Form of Credit Agreement

10.6	Form of WayPoint Purchase Agreement

10.7	Form of WayPoint Warrants

10.8	Form of WayPoint Registration Rights Agreement

10.9	Form of Senior Series A Redeemable Preferred Stock Certificate of Designation

10.10	Form of Series B Redeemable Preferred Stock Certificate of Designation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYTEX ENERGY HOLDINGS, INC.
Date: November 30, 2010	Michael K. Galvis
Michael K. Galvis,
Chief Executive Officer and President